10.2

Commercial Security Agreement, $450,050 commercial loan between Champion Industries, Inc. and First Century Bank dated as of March 2, 2003.

DEBTOR NAME AND ADDRESS	SECURED PARTY NAME AND ADDRESS
CHAMPION INDUSTRIES, INC	FIRST CENTURY BANK, N.A.
P. O. BOX 2968	500 FEDERAL STREET
HUNTINGTON, WV 25703	BLUEFIELD, WV 24701

55-0717455

Type: ☐ individual ☐ partnership ■ corporation ☐
State of organization/registration (if applicable) WV
☐ If checked, refer to addendum for additional Debtors and signatures.

COMMERCIAL SECURITY AGREEMENT

The date of this Commercial Security Agreement (Agreement) is 04-02-2003         .

SECURED DEBTS. This Agreement will secure all sums advanced by Secured Party under the terms of this Agreement and the payment and performance of the following described Secured Debts that (check one) ☐ Debtor ☐
_______________________________________________________________________(Borrower) owes to Secured party:

■ Specific Debts. The following debts and all extensions, renewals, refinancings, modifications, and replacements (describe): LOAN # 1393995 IN THE AMOUNT OF $450,050.00 DATED 4/2/03

☐ All Debts. All present and future debts. even if this Agreement is not referenced, the debts are also secured by other collateral, or the future debt is unrelated to or of a different type than the current debt. Nothing in this Agreement is a commitment to make future loans or advances.

SECURITY INTEREST. To secure the payment and performance of the Secured Debts, Debtor gives Secured Party a security interest in all of the Property described in this Agreement that Debtor owns or has sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products of the Property. “Property” includes all parts, accessories, repairs, replacements, improvements, and accessions to the Property; any original evidence of tide or ownership; and all obligations that support the payment or performance of the Property. “Proceeds’’ includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property. This Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and Secured Party is no longer obligated to advance funds to Debtor or Borrower.

PROPERTY DESCRIPTION. The Property is described as follows:

☐ Accounts and Other Rights to Payment: All rights to payment, whether or not earned by performance, including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned. This includes any rights and interests (including all liens) which Debtor may have by law or agreement against any account debtor or obligor of Debtor.

☐ Inventory: All inventory held for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in Debtor’s business.

☐ Equipment: All equipment including, but not limited to, machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and record keeping equipment, parts, and tools. The Property includes any equipment described in a list or schedule Debtor gives to Secured Party, but such a list is not necessary to create a valid security interest in all of Debtor’s equipment.

☐ Instruments and Chattel Paper: All instruments, including negotiable instruments and promissory notes and any other writings or records that evidence the right to payment of a monetary obligation, and tangible and electronic chattel paper.

☐ General Intangibles: All general intangibles including, but not limited to, tax refunds, patents and applications for patents, copyrights, trademarks, trade secrets, goodwill, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use Debtor’s name.

☐ Documents: All documents of title including, but not limited to, bills of lading, dock warrants and receipts, and warehouse receipts.

☐ Farm Products and Supplies: All farm products including, but not limited to, all poultry and livestock and their young, along with their produce, products, and replacements; all crops, annual or perennial, and all products of the crops; and all feed, seed, fertilizer, medicines, and other supplies used or produced in Debtor’s farming operations.

☐ Government Payments and Programs: All payments, accounts, general intangibles, and benefits including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance and diversion payments, production flexibility contracts, and conservation reserve payments under any preexisting, current, or future federal or state government program.

☐ Investment Property: All investment property including, but not limited to, certificated securities, uncertificated securities, securities entitlements, securities accounts, commodity contracts, commodity accounts, and financial assets.

☐ Deposit Accounts: All deposit accounts including, but not limited to, demand, time, savings, passbook, and similar accounts.

■ Specific Property Description: The Property includes, but is not limited by, the following (if required, provide real estate description):

DEMO HEIDELBERG QMD146-4 PRO OFFSET PRESS S/N 991619 WITH ALL STANDARD EQUIPMENT

USE OF PROPERTY. The Property will be used for ☐ personal ■ business ☐ agricultural ☐ purposes.

SIGNATURES. Debtor agrees to the terms on pages 1 and 2 of this Agreement and acknowledges receipt of a copy of this Agreement.

DEBTOR	SECURED PARTY
CHAMPION INDUSTRIES, INC	FIRST CENTURY BANK, N.A.

TODD R. FRY	JEFFERY L. FORLINES
VICE PRESIDENT & CFO	SENIOR VICE PRESIDENT

___________________

GENERAL PROVISIONS. Each Debtor’s obligations under this Agreement are independent of the obligations of any other Debtor. Secured Party may sue each Debtor individually or together with any Debtor will remain obligated under this Agreement. The duties and benefits of this Agreement will bind the successors and assigns of Debtor and Secured Party. No modification of this Agreement is effective unless made in writing and signed by Debtor and Secured Party. Whenever used, the plural includes the singular and the singular includes the plural. Time is of the essence.

APPLICABLE LAW. This Agreement is governed by the laws of the state in which Secured Party is located. In the event of a dispute, the exc forum, venue, and place of jurisdiction will be the state in which Secured Party is located, unless otherwise required by law. If any provision of this Agreement is unenforceable by law, the unenforceable provision will be severed and the remaining provisions will still be enforceable.

NAME AND LOCATION. Debtor’s name indicated on page 1 is Debtor’s exact legal name. If Debtor is not an individual, Debtor’s address is the location of Debtor’s chief executive offices or sole place of business. If Debtor is an entity organized and registered under state law, Debtor will provide verification of registration and location upon Secured Party’s request. Debtor will provide Secured Party with at least 30 days notice prior to any change in Debtor’s name, address, or state of the organization or registration.

WARRANTIES AND REPRESENTATIONS. Debtor has the right, authority, and power to enter into this Agreement. The execution and delivery of this Agreement will not violate any agreement governing Debtor or Debtor’s property, or to which Debtor is a party. Debtor makes the following warranties and representations which continue as long as this Agreement is in effect:

(1)	Debtor is duly organized and validly existing in all jurisdictions in which Debtor does business;

(2)	The execution and performance of the terms of this Agreement have been duly authorized, have received all necessary governmental approval, and will not violate any provision of law or order;

(3)	Other than previously disclosed to Secured Party, Debtor has not changed Debtor’s name or principal place of business within the last 10 years and has not used any other trade or fictitious name; and

(4)	Debtor does not and will not use any other name without Secured Party’s prior written consent.

Debtor owns all of the Property, and Secured Party’s claim to the Property is ahead of the claims of any other creditor, except as otherwise agreed and disclosed to Secured party prior to any advance on the Secured Debts. The Property has not been used for any purpose that would violate any laws or subject the Property to forfeiture or seizure.

DUTIES TOWARD PROPERTY. Debtor will protect the Property and Secured Party’s interest against any competing claim. Except as otherwise agreed, Debtor will keep the Property in Debtor’s possession at the address indicated on page 1 of this Agreement. Debtor will keep the Property in good repair and use the Property only for purposed specified on page 1. Debtor will not use the Property in violation of any law and will pay all taxes and assessments levied or assessed against the Property. Secured Party has the right of reasonable access to inspect the Property, including the right to require Debtor to assemble and make the Property available to Secured Party. Debtor will immediately notify Secured Party of any loss or damage to the Property. Debtor will prepare and keep books, records, and accounts about the Property and Debtor’s business, to which Debtor will not sell, offer to sell, license, lease or otherwise transfer or encumber the Property without Secured Party’s prior written consent. Any disposition of the Property will violate Secured Party’s rights, unless the Property is inventory sold in the ordinary course of business at fair market value. If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, Debtor will record Secured Party’s interest on the face of the chattel paper or instruments. If the Property includes accounts, Debtor will collect all accounts in the ordinary course of business, unless otherwise required by Secured Party. Debtor will keep the proceeds of the accounts, and any goods returned to Debtor, in trust for Secured Party and will not commingle the proceeds or returned goods with any of Debtor’s other property. Secured Party has the right to require Debtor to pay Secured Party the full price on any returned items. Secured Party may require account debtors to make payments under the accounts directly to Secured Party. Debtor will deliver the accounts to Secured Party at Secured Party’s request. Debtor will give Secured Party all statements, reports, certificates, lists of account debtors (showing names, addresses, and amounts owing), invoices applicable to each account, and any other data pertaining to the accounts as Secured Party requests.

If the Property includes farm products, Debtor will provide Secured Party with a list of the buyers, commission merchants, and selling agents to or though whom Debtor may sell the farm products. Debtor authorizes Secured Party to notify any additional parties regarding Secured Party’s interest in Debtor’s farm products, unless prohibited by law. Debtor agrees to plant, cultivate, and harvest crops in due season. Debtor will be in default if any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetland to produce or to make possible the production of an agricultural commodity, further explained in 7 CFR Part 940, Subpart G, Exhibit M. If Debtor pledges the Property to Secured Party (delivers the Property into the possession or control of Secured Party or a designated third party), Debtor will, upon receipt, deliver any proceeds and products of the Property to Secured Party. Debtor will provide Secured party with any noted documents, financial statements, reports, and other information relating to the Property Debtor receives as the owner of the Property.

PERFECTION OF SECURITY INTEREST. Debtor authorizes Secured Party to file a financing statement covering the Property. Debtor will comply with, facilitate, and otherwise assist Secured Party in connection with obtaining possession or control over the Property for purposes of perfecting Secured Party’s interest under the Uniform Commercial Code.

INSURANCE. Debtor agrees to keep the Property insured against the risks reasonably associated with the Property until the Property is released from this Agreement. Debtor will maintain this insurance in the amounts Secured Party requires. Debtor may choose the insurance company, subject to Secured Party’s approval, which will not be unreasonably withheld. Debtor will have the insurance provider name Secured Party as loss payee on the insurance policy. Debtor will give Secured Party and the insurance proceeds toward the Secured Debts. Secured Party may require additional security as a condition of permitting any insurance proceeds to be used to repair or replace the Property. If Secured Party acquires the Property in damaged condition, Debtor’s rights to any insurance policies and proceeds will pass to Secured Party to the extent of the Secured Debts. Debtor will immediately notify Secured Party of the cancellation or termination of insurance. If Debtor fails to keep the Property insured, or fails to provide Secured Party with proof of insurance, Secured Party may obtain insurance to protect Secured Party’s interest in the Property. The insurance may include coverages not originally required of Debtor, may be written by a company other than one Debtor would choose, and may be written at a higher rate than Debtor could obtain if Debtor purchased the insurance.

AUTHORITY TO PERFORM. Debtor authorizes Secured Party to do anything Secured Party deems reasonably necessary to protect the Property and Secured Party’s interest in the

Property. If Debtor fails to perform any of Debtor’s duties under this Agreement, Secured Party is authorized, without notice to Debtor, to perform the duties or cause them to be performed. These authorizations include, but are not limited to, permission to pay for the repair, maintenance, and preservation of the Property and take any action to realize the value of the Property. Secured Party’s authority to perform for Debtor does not create an obligation to perform, and Secured Party’s failure to perform will not preclude Secured Party from exercising any other rights under the law or this Agreement. If Secured Party performs for Debtor, Secured Party will use reasonable care. Reasonable care will not include any steps necessary to preserve rights against prior parties or any duty to take action in connection with the management of the Property.

If Secured Party comes into possession of the Property, Secured Party will preserve and protect the Property to the extent required by law. Secured Party’s duty of care with respect to the Property will be satisfied if Secured Party exercises reasonable care in the safekeeping of the Property or in the selection of a third party in possession of the Property.

Secured Party may enforce the obligations of an account debtor or other rights with respect to the account debtor’s or other person’s obligations to make payment or otherwise render performance to Debtor, and enforce any security interest that secures such obligations.

PURCHASE MONEY SECURITY INTEREST. If the Property includes items purchased with the Secured Debts, the Property purchased with the Secured Debts will remain subject to Secured Party’s security interest until the Secured Debts are paid in full. Payments on any non-purchase money loan also secured by this Agreement will not be applied to the purchase money loan. Payments on the purchase money loan will be applied first to the non-purchase money portion of the loan, if any, and then to the purchase money portion in the order in which the purchase money Property was acquired. If the purchase money Property was acquired at the same time, payments will be terminated by application of this formula.

DEFAULT. Debtor will be in default if:

(1)	Debtor (or Borrower, if not the same) fails to make a payment in full when due;

(2)	Debtor fails to perform any condition or keep any covenant on this or any debt or agreement Debtor has with Secured Party;

(3)	a default occurs under the terms of any instrument or agreement evidencing or pertaining to the Secured Debts;

(4)	anything else happens that either causes Secured Party to reasonably believe that Secured Party will have difficulty in collecting the Secured Debts or significantly impairs the value of the Property.

REMEDIES. After Debtor defaults, and after Secured Party gives any legally required notice and opportunity to cure the default, Secured Party may at Secured Party’s option do any one or more of the following:

(1)	make all or any part of the Secured Debts immediately due and accrue interest at the highest post-maturity interest rate;

(2)	require Debtor to gather the Property and make it available to Secured Party in a reasonable fashion;

(3)	enter upon Debtor’s premises and take possession of all or any part of Debtor’s property for purposes of preserving the Property or its value and use and operate Debtor’s property to protect Secured Party’s interest, all without payment or compensation to Debtor;

(4)	use any remedy allowed by state or federal law, or provided in any agreement evidencing or pertaining to the Secured Debts.

If Secured Party repossesses the Property or enforces the obligations of an account debtor, Secured Party may keep or dispose of the Property as provided by law. Secured Party will apply the proceeds of any collection or disposition first to Secured Party’s expenses of enforcement, which includes reasonable attorneys’ fees and legal expenses to the extent not prohibited by law, and then to the Secured Debts. Debtor (or Borrower, if no the same) will be liable for the deficiency, if any.

By choosing any one or more of these remedies, Secured Party does not give up the right to use any other remedy. Secured Party does not waive default by not using a remedy.

WAIVER. Debtor waives all claims for damages caused by Secured Party’s acts or omissions where Secured Party acts in good faith.

NOTICE AND ADDITIONAL DOCUMENTS. Where notice is required, Debtor agrees that 10 days prior written notice will be reasonable notice to Debtor under the Uniform Commercial Code. Notice to one party is notice to all parties. Debtor agrees to sign, deliver, and file any additional documents and certifications Secured Party considers necessary to perfect, continue, or preserve Debtor’s obligations under this Agreement and to confirm Secured Party’s lien status on the Property.

CHAMPION INDUSTRIES, INC	FIRST CENTURY BANK, N.A.
P.O. BOX 2968	500 FEDERAL STREET
HUNTINGTON, WV 25703	BLUEFIELD, WV 24701	Loan Number: 1393995
Date: 04-02-2003
Maturity Date: 04-02-2008_
BORROWER’S NAME AND	LENDER’S NAME AND ADDRESS	Loan Amount: $450,000.00
ADDRESS	“You” means the lender,	Renewal of
“I” includes each	its successors and	BR/RESP 01/801
borrower above, jointly	assigns.
and severally

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of FOUR HUNDRED FIFTY THOUSAND FIFTY AND NO/100 Dollars $450,050.00

■ Single Advance: I will receive all of this principal sum on 04-02-2003 . No additional advances are contemplated under this note.

☐ Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On                        I will receive the amount of $              and future principal advances are contemplated.
Conditions: The conditions for future advances are                                                                                                                                                                                                                                                                                                                                                                                            ☐ Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on                                                     .
☐ Closad End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).

INTEREST: I agree to pay interest on the outstanding principal balance from 04-02-2003 at the rate of 4.250 % per year until 04-03-2003 .

■ Variable Rate: This rate may then change as stated below.

■ Index Rate: The future rate will be EQUAL TO the following index rate: THE HIGHEST RATE ON CORPORATE LOANS POSTED BY AT LEAST 75% OF THE USA’S THIRTY LARGEST BANKS KNOWN AS THE WALL STREET JOURNAL PRIME RATE. THE RESULT OF THIS CALCULATION WILL BE ROUNDED UP TO THE NEAREST 0.125 .

☐ No Index: The future rate will not be subject to any internal or external index. It will be entirely in your control.

■ Frequency and Timing: The rate on this note may change as often as EVERY DAY BEGINNING 04-03-2003 . A change in the interest rate will take effect ON THE SAME DAY .

☐ Limitations: During the term of this loan, the applicable annual interest rate will not be more than % or less than %. The rate may not change more than % each .

Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:

■ The amount of each scheduled payment will change. ☐ The amount of the final payment will change.

☐_______________________________________________________________________.

ACCRUAL METHOD: Interest will be calculated on a ACTUAL/360 basis.

POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

■ on the same fixed or variable rate basis in effect before maturity (as indicated above).

☐ at a rate equal to _________________________________________________________.

■ LATE CHARGE: if a payment is made more than 10 days after it is due, I agree to pay a late charge of 5.000% OF THE LATE AMOUNT.

■ ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which ■ are ☐ are not included in the principal amount above:

______________________________________________________________________________.

PAYMENTS: I agree to pay this note as follows:

ON DEMAND, BUT IF NO DEMAND IS MADE THEN 60 MONTHLY PAYMENTS OF $8,352.55 BEGINNING 05-02-2003. THIS IS A VARIABLE RATE LOAN AND THE PAYMENT AMOUNTS MAY CHANGE AFTER THE 1ST PAYMENT AND EVERY PAYMENT THEREAFTER.

ADDITIONAL TERMS:

■ SECURITY: This note is separately secured by (describe separate document by type and date):

SEPARATE SECURITY AGREEMENT DATED APRIL 2, 2003

(This section is for your internal use. Failure to list a separate security document does not mean the agreement will not secure this note.)

PURPOSE: The purpose of this loan is PURCHASE EQUIPMENT.

SIGNATURES: I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGE 2).
I have received a copy on today’s date.

Signature for Lender	CHAMPION INDUSTRIES, INC.

JEFFERY L. FORLINES, SENIOR VICE PRESIDENT	TODD R. FRY, VICE PRESIDENT & CFO

UNIVERSAL NOTE

DEFINITIONS: As used on page 1, “■” means the terms that apply to this loan. “I,” “me” or “my” means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as “us”). “You” or “your means the Lender and its successors and assigns.

APPLICABLE LAW: The law of the state in which you are located will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this element.

COMMISSIONS OR OTHER REMUNERATION: I understand and agree that any insurance premiums paid to insurance companies as part of this note will involve money retained by you or paid back to you as commissions or other remuneration.

     In addition, I understand and agree that some other payments to third parties as part of this note may also involve money retained by you or paid back to you as commissions or other remuneration.

PAYMENTS: Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will note excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).

INTEREST: Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree by law and this agreement, you agree to refund it to me.

INDEX RATE: The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.

ACCRUAL METHOD: The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For purpose of interest calculation, the accrual method will determine the number of days in a “year.” If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.

POST MATURITY RATE: For purposed of deciding when the “Post Maturity Rate” ( shown on page 1) applies, the term “maturity” means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.

SINGLE ADVANCE LOANS. If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the “PAYMENTS BY LENDER” paragraph below.

MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect you will make more than one advance of principal. If this is closed and credit, repaying a part of the principal will not entitle me to additional credit.

PAYMENTS BY LENDER: If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments made by you as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.

SET-OFF: I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.

“Right to receive money from you” means:

(1)	any deposit account balance I have with you;

(2)	any money owed to me on an item presented to you or in your possession for collection or exchange; and

(3)	any repurchase agreement or other nondeposit obligation.

     “Any amount due and payable under this note” means that total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.

     If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

     You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

REAL ESTATE OF RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the “Default” and “Remedies” paragraphs herein.

DEFAULT: I will be in default if any one or more of the following occur: (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided; (7) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without first notifying you before making such a change; (10) I fail to plant, cultivate and harvest crops in due season if I am a producer of crops; (11) any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 940, Subpart G, Exhibit M.

REMEDIES: If I am in default on this note you have, but are not limited to, the following remedies:

(1)	You may demand immediate payment o all I owe you under this note (principal, accrued unpaid interest and other accrued charges).

(2)	You may set off this debt against any right I have to the payment of money from you, subject to the terms of the “Set-Off” paragraph herein.

(3)	You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.

(4)	You may refuse to make advances to me or allow purchases on credit by me.

(5)	You may use any remedy you have under state and federal law.

By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as a default if it continues or happens again.

COLLECTION COSTS AND ATTORNEY’S FEES: I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney’s fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

WAIVER: I give up my rights to require you to do certain things. I will not require you to:

(1)	demand payment of amounts due (presentment);

(2)	obtain official certification of nonpayment (protest); or

(3)	give notice that amounts due have not been paid (notice of dishonor).

I waive any defenses I have based on suretyship or impairment of collateral.

OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may do so without any notice that it has not been paid (notice of dishonor). You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note, I will not assign my obligation under this agreement without your prior written approval.

FINANCIAL INFORMATION: I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.

NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.

BORROWER’S
		INITIALS					INTEREST
DATE OF	PRINCIPAL	(not	PRINCIPAL	PRINCIPAL	INTEREST	INTEREST	PAID
TRANSACTION	ADVANCE	required)	PAYMENTS	BALANCE	RATE	PAYMENTS	THROUGH:

	$		$	$	%	$
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	$		$	$	%	$
	$		$	$	%	$
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